AMERICAN INSTITUTE OF ARCHITECTS




                               AIA Document A311


                               PERFORMANCE BOND



Bond  Number  1328406


KNOW ALL MEN BY THESE PRESENTS: that Penn Wilson CNG as Principal, hereinafter called Contractor, and Amwest Surety Insurance Company 330 North Brand, Suite 550, Glendale, CA 91203 as Surety, hereinafter called Surety, are held and firmly bound unto A.E. Schmidt Environmental as Obligee, hereinafter called, Owner, in the amount of One Million Four Hundred Thirty One Thousand Three Hundred Nine Dollars ($1,431,309.00), for the payment whereof Contractor and Surety bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS,

Contractor has by written agreement dated June 25, 1997, entered into a contract with Owner for

     Supply  and  install  compressed  natural  gas  fueling  station which contract is by reference made a part hereof, and is hereinafter referred to as the Contract.

NOW, THEREFORE THE CONDITION OF THIS OBLIGATION is such that, if Contractor shall promptly and faithfully perform said Contract, then this obligation shall be null and void: otherwise it shall remain in full force and effect.


     The Surety hereby waives notice of any alteration or extension of time made by the Owner.

     Whenever Contractor shall be, and declared by Owner to be in default under the Contract, the Owner having performed Owner's obligations thereunder, the Surety may promptly remedy the default, or shall promptly

1)     Complete  the  contract in accordance with its terms and conditions, or

2) Obtain a bid or bids for completing the Contract in accordance with its terms and conditions, and upon determination by Surety of the lowest responsible bidder, or, if the owner elects, upon determination by the Owner and the Surety jointly of the lowest responsible bidder, arrange for a contract between such bidder and Owner, and make available as Work progresses (even though there should be a default or succession of defaults under the contract or contracts of completion arranged under this paragraph) sufficient funds to pay the cast of completion less the balance of the contract price; but not exceeding, including other costs and damages for which the Surety may be liable hereunder, the amount set forth in the first paragraph hereof. The term "balance of the contract price," as used in this paragraph, shall mean the total amount payable by Owner to Contractor under the Contract and any amendments thereto, less the amount properly paid by Owner to Contractor.

     Any  suit under this bond must be instituted before the expiration of two
(2)  years  from the date on which final payment under the Contract falls due.

     No right of action shall accrue on this bond to or for the use of any person or corporation other that the Owner named herein are the heirs, executors, administrators or successors of the Owner.


Signed  and  sealed  this  11th  day  of  June  1997.

                                   /s/ John Weber
                                   Penn  Wilson  CNG
/s/ Dennis Ding                    -------------------------------------------
---------------------------------  (Principal)                          (Seal)
(Witness)
                                   -------------------------------------------
                                                     (Title)

                                   /s/ Kathy R. Mair
                                   Amwest  Surety  Insurance  Company
/s/ Fraizer Badran                 -------------------------------------------
---------------------------------  (Surety)                             (Seal)
(Witness)

                                   /s/ Jeffrey Strassner
                                   -------------------------------------------
                                   Jeffrey Strassner (Title)
                                   Attorney-in-Fact